UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2024

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, Onconetix, Inc. (the “Company”) is holding an annual meeting of stockholders on September 5, 2024 (the “Annual Meeting”), at which stockholders will vote on, among other things, in accordance with Nasdaq Listing Rule 5635, the issuance of: (i) 269,672,900 shares of Company common stock, par value $0.00001 per share (“Common Stock”) to be issued upon conversion of the Company’s Series B Preferred Stock, par value $0.00001 per share (“Series B Preferred Stock”), (ii) such number of shares of Common Stock to be issued by the Company in a $5 million private placement financing of units (the “PMX Financing”), which shall initially include 20,000,000 shares of Common Stock and up to 6,000,000 shares of Common Stock underlying warrants included in the units, subject to adjustment, plus such additional number of shares of Common Stock to be issuable upon the satisfaction of certain price protection conditions, and (iii) the assumption and conversion of outstanding stock options of Proteomedix AG (“Proteomedix”) in accordance with the terms of the Share Exchange Agreement dated December 15, 2023 by and among the Company and Proteomedix AG, among other parties (the “Share Exchange Agreement”).

If approved at the Annual Meeting, the conversion of the Series B Preferred Stock will constitute a business combination that results in a “Change of Control” pursuant to Nasdaq Listing Rule 5110(a), and, as a result, the Company will be required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process prior to shareholder approval of the conversion of the Series B Preferred Stock, or other material changes triggering a change of control. In connection with the Company’s initial listing application to Nasdaq, the Company is filing pro forma financial statements (the “Pro Formas”) that give effect to (i) the issuance 269,672,900 shares of Company common stock to be issued upon conversion of the Series B Preferred Stock, (ii) the assumption and conversion of outstanding stock options of Proteomedix in accordance with the terms of the Share Exchange Agreement and (iii) certain other matters set forth in the Pro Formas.

The Pro Formas are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited pro-forma consolidated financial information of the Company and Proteomedix for the period ended June 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

September 4, 2024	By:	/s/ Karina Fedasz
	Name:	Karina Fedasz
	Title:	Interim Chief Financial Officer

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